Invesco U.S. Small/Mid Cap Value Fund                           SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending:  6/30/2010
File number:        811-3826
Series No.:         10


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                              10
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                               1
        Class C                               1
        Class Y                           1,654


74V.  1 Net asset value per share (to nearest cent)
        Class A                          $ 7.48
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                          $ 7.48
        Class C                          $ 7.48
        Class Y                          $ 7.52